UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2013

Penns Woods Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Market Street, P.O. Box 967 Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (570) 322-1111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.01                             Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Current Report on Form 8-K filed by Penns Woods Bancorp, Inc. (“Penns Woods”) on June 4, 2013 to provide the pro forma financial statements of Penns Woods required by part (b) of Item 9.01 of Form 8-K pursuant to Article 11 of Regulation S-X.  Such financial statements are required as a result of the merger of Luzerne National Bank Corporation (“Luzerne”) with and into Penns Woods on June 1, 2013, pursuant to that certain Agreement and Plan of Merger, dated October 18, 2012 (the “Merger Agreement”), between Luzerne and Penns Woods under which Luzerne merged with and into Penns Woods (the “Merger”).

Item 9.01                                    Financial Statements and Exhibits

(a)  Pro Forma Financial Information

The unaudited pro forma combined consolidated balance sheet of Penns Woods as of March 31, 2013, and the unaudited pro forma consolidated statements of income for the year ended December 31, 2012 and for the three months ended March 31, 2013 are filed herewith at and are incorporated herein by reference to Exhibit 99.1.

(d)  Exhibits.

Exhibit No.	Description

99.1

Unaudited pro forma combined consolidated balance sheet of Penns Woods Bancorp, Inc. as of March 31, 2013, and the unaudited pro forma consolidated income statements of Penns Woods Bancorp, Inc. for the year ended December 31, 2012 and for the three months ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated:	August 13, 2013	By:	/s/ Brian L. Knepp
Brian L. Knepp Chief Financial Officer

EXHIBIT INDEX

Exhibits

Exhibit No.	Description

99.1

Unaudited pro forma combined consolidated balance sheet of Penns Woods Bancorp, Inc. as of March 31, 2013, and the unaudited pro forma consolidated income statements of Penns Woods Bancorp, Inc. for the year ended December 31, 2012 and for the three months ended March 31, 2013.